Exhibit 8


                               SMART ONLINE, INC.

            THIRD AMENDMENT TO CONVERTIBLE SECURED SUBORDINATED NOTE
                             PURCHASE AGREEMENT AND
           REGISTRATION RIGHTS AGREEMENT AND AMENDMENT TO CONVERTIBLE
                     SECURED SUBORDINATED PROMISSORY NOTES

         THIS THIRD AMENDMENT TO CONVERTIBLE SECURED SUBORDINATED NOTE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT AND AMENDMENT TO CONVERTIBLE SECURED SUBORDINATED PROMISSORY NOTES (this "Agreement") is entered into this 24th day of February 2009, by and among Smart Online, Inc., a Delaware corporation (the "Company"), and each of the undersigned holders (the "Holders," and individually, a "Holder") of Secured Subordinated Convertible Promissory Notes (the "Notes") issued pursuant to that certain Convertible Secured Subordinated Note Purchase Agreement dated as of November 14, 2007, by and among the Company and the Investors referenced on Schedule I attached thereto, as amended on August 12, 2008 and on November 21, 2008 (as amended, the "Original Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Purchase Agreement.

                                    RECITALS

         WHEREAS, in connection with the sale of the Notes, the Company entered into the Original Purchase Agreement with the Investors named therein, the Registration Rights Agreement dated as of November 14, 2007, as amended on August 12, 2008 and on November 21, 2008 with the Investors named therein (as amended, the "Original Registration Rights Agreement") and a Security Agreement dated as of November 14, 2007 with Doron Roethler as collateral agent for the holders of the Notes (the "Security Agreement");

         WHEREAS, the Company and the Holders desire to amend the Original Purchase Agreement and the Original Registration Rights Agreement to permit the Company to sell Additional Notes to new investors or existing holders of Notes in one or more Subsequent Closings;

         WHEREAS, the Company and the Holders desire to amend the Notes previously issued to provide that the conversion price of each Note be the same and be calculated based on the lower of the five day average of the high and low price of the Company's Common Stock on the applicable market or exchange or the closing price of the Company's Common Stock on the day immediately preceding conversion of the Note and to provide that the definition of "Conversion Price" contained in any Additional Note issued on or after the date hereof shall be conformed to the definition contained in the Notes, as hereby amended;

         WHEREAS, Section 9(a) of the Original Purchase Agreement provides that any provision of the Agreement may be amended with the written consent of the Company and the Investors named therein holding at least a majority of the aggregate outstanding principal amount of the Notes;

         WHEREAS, Section 8 of each of the Notes provides that any provision of the Notes may be amended with the written consent of the Company and the holders of a majority of the aggregate outstanding principal amount of the Notes;

         WHEREAS, Section 3.6 of the Original Registration Rights Agreement provides that any provision of the Registration Rights Agreement may be amended with the written consent of the Company and the Investors named therein holding at least a majority of the aggregate outstanding principal amount of the Notes; and

         WHEREAS, the Holders constitute a majority of the aggregate outstanding principal amount of the Notes necessary to amend the provisions of the Original Purchase Agreement; the Original Registration Rights Agreement and each of the Notes.

         NOW, THEREFORE, in consideration of the promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         1. Sale of Additional Notes. At any time on or before December 31, 2009, the Company may sell Additional Notes in one or more Subsequent Closings in the aggregate principle amount of up to $6,000,000 (the "Maximum Amount") to either existing holders of the Notes (the "Existing Investors") or to new investors (the "New Investors"), in each case subject to the prior written approval of the Agent. As a condition to the sale of any Additional Note to a New Investor, the Company and New Investor will execute an Agreement to Join as a Party to the Convertible Secured Subordinated Note Purchase Agreement and Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Joinder Agreement"). Promptly after each such Subsequent Closing, the Company shall amend Schedule I to the Original Purchase Agreement, as hereby amended, and Schedule A to the Original Registration Rights Agreement, as hereby amended, to reflect the sale of any such Additional Notes without any action of the Holders or the parties thereto and shall distribute such revised schedules to the parties to such agreements.

         2. Amendment to Original Purchase Agreement. The terms "Investor" and "Investors" referenced in the Original Purchase Agreement shall be automatically amended to include any New Investor upon execution of a Joinder Agreement by the Company and the New Investor and the terms "Note" or "Notes" shall be amended to include any Additional Notes purchased by a New Investor or Existing Investors.

         3. Amendments to Registration Rights Agreement.

            (a) The terms "Investor" and "Investors" referenced in the Original Registration Rights Agreement shall be amended to include any New Investor upon execution of a Joinder Agreement by the Company and the New Investor and the terms "Note" or "Notes" shall be amended to include the Additional Note purchased by a New Investor or Existing Investors.

            (b) Section 1.13 of the Registration Rights Agreement shall be deleted and the following shall be inserted in lieu thereof

            "1.13 "Maturity Date" shall have the meaning ascribed thereto in the Notes issued on or prior to January 6, 2009."

         4. Amendments to Notes.

            (a) The last sentence of the first paragraph of each Note shall be deleted and the following shall be inserted in lieu thereof:

            "All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) November 14, 2010, (ii) a Change of Control or (iii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof (such date upon which all amounts payable hereunder are due is referred to herein as the "Maturity Date")."

            (b) Section 1(c) of each Note shall be deleted and the following shall be inserted in lieu thereof:

            "(c) "Conversion Price" shall mean the lowest "Applicable Conversion Price" determined for each Note issued under the Note Purchase Agreement. The "Applicable Conversion Price" for each Note issued under the Note Purchase Agreement shall be calculated by multiplying 120% by the lowest of (i) the average of the high and low prices of the Common Stock on the OTC Bulletin Board averaged over the five
            (5) trading days prior to the Closing Date of the issuance of such Note, (ii) if the Common Stock is not traded on the Over-The-Counter market, the closing price of the Common Stock reported on the Nasdaq National Market or the principal exchange on which the Common Stock is listed, averaged over the five (5) trading days prior to the Closing Date of the issuance of such Note, or (iii) the closing price of the Common Stock on the OTC Bulletin Board, the Nasdaq National Market or the principal exchange on which the Common Stock is listed, as applicable, on the trading day immediately preceding the date such Note is converted (in each case as adjusted for stock splits, dividends or combinations, recapitalizations or similar events)."

         5. Maturity Date and Conversion Price of Additional Notes. Notwithstanding the terms of the Original Purchase Agreement and the form of Note attached thereto as Exhibit A, each Holder agrees that the maturity date of any Additional Notes issued hereafter may be a date later than November 14, 2010 as determined by the Company and the purchaser of such Additional Notes, and that the definition of "Conversion Price" set forth in such Additional Notes shall be the same as provided in the Notes, as hereby amended.

         6. Waivers. Each Holder, on behalf of itself and each other Investor hereby waives (i) the requirement that the Company provide them with notice of the sale on or prior to December 31, 2009 of Additional Notes up to the Maximum Amount and the right of Investors to participate in such sale of Additional Notes, as required pursuant to Section 1(c) of the Original Purchase Agreement or otherwise and (ii) the requirement that the aggregate principal amount of all Additional Notes issued in any Subsequent Closing shall not be less than $500,000.

         7. Consent of the Company and the Holders. The Company and the Holders hereby consent to any New Investors joining as a party to the Original Purchase Agreement, as hereby amended, and the Original Registration Rights Agreement, as hereby amended, to the addition of the name of the purchaser of Additional Notes to the applicable exhibit or schedule to such agreements and to the distribution of such applicable exhibit or schedule, as amended, to the other parties to such agreements.

         8. Ratification. Except as specifically amended pursuant to this Agreement, each of the Original Purchase Agreement, the Original Registration Rights Agreement and the Notes remains in full force and effect in accordance with its terms.

         9. Validity. The parties agree that this Agreement is entered into in accordance with Section 9(a) of the Original Purchase Agreement, Section 3.6 of the Registration Rights Agreement and Section 8 of each outstanding Note.

         10. Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws or choice of law provisions thereof.

         11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, successors and assigns.

         13. Effectiveness of Agreement. This Agreement shall become effective upon its execution by the Company and Holders holding a majority of the aggregate outstanding principal amount of the Notes.

                           [Signature page to follow]

         IN WITNESS WHEREOF, the parties have executed this Third Amendment to Convertible Secured Subordinated Note Purchase Agreement and Registration Rights Agreement and Amendment to Convertible Secured Subordinated Promissory Notes as of the date first above written.

COMPANY:                            SMART ONLINE, INC.


                                    By:      /s/ Doron Roethler
                                             -----------------------------------
                                    Name:    Doron Roethler
                                             -----------------------------------
                                    Title:   Chairman of BOD
                                             -----------------------------------

























   [Signature Page to Third Amendment to Convertible Secured Subordinated Note
     Purchase Agreement and Registration Rights Agreement and Amendment to
               Convertible Secured Subordinated Promissory Notes]

HOLDERS:                            CRYSTAL MANAGEMENT LTD.


                                    By:      /s/ Doron Roethler
                                             -----------------------------------
                                    Name:    Doron Roethler
                                             -----------------------------------
                                    Title:
                                             -----------------------------------



                                    ATLAS CAPITAL S.A.


                                    By:      /s/ Avy Lugassy 24/02/2009
                                             -----------------------------------
                                    Name:    Avy Lugassy
                                             -----------------------------------
                                    Title:
                                             -----------------------------------



                                    WILLIAM FURR

                                    /s/ William Furr
                                    --------------------------------------------

                                    THE BLUELINE FUND


                                    By:
                                             -----------------------------------
                                    Name:
                                             -----------------------------------
                                    Title:
                                             -----------------------------------


                                    HSBC PRIVATE BANK (SUISSE) SA

                                    By:
                                             -----------------------------------
                                    Name:
                                             -----------------------------------
                                    Title:
                                             -----------------------------------



   [Signature Page to Third Amendment to Convertible Secured Subordinated Note
     Purchase Agreement and Registration Rights Agreement and Amendment to
               Convertible Secured Subordinated Promissory Notes]

                                    UBP, UNION BANCAIRE PRIVEE


                                    By:       /s/ S. Malgioglio     /s/ D. Fries
                                              ----------------------------------
                                    Name:     S. Malgioglio         D. Fries
                                              ----------------------------------
                                    Title:
                                              ----------------------------------



































   [Signature Page to Third Amendment to Convertible Secured Subordinated Note
     Purchase Agreement and Registration Rights Agreement and Amendment to
               Convertible Secured Subordinated Promissory Notes]

                                    Exhibit A

                            Form of Agreement to Join

                                    Exhibit A
                               SMART ONLINE, INC.

            AGREEMENT TO JOIN AS A PARTY TO THE CONVERTIBLE SECURED SUBORDINATED NOTE PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

         This Agreement to Join as a Party to the Convertible Secured Subordinated Note Purchase Agreement and Registration Rights Agreement (this "Agreement") is entered into as of _________ __, 2009, by and between Smart Online, Inc., a Delaware corporation (the "Company"), and the person or entity (a "Purchaser") listed on Schedule A attached hereto.

         WHEREAS, on November 14, 2007, August 12, 2008, November 21, 2008 and January 6, 2009, the Company sold convertible subordinated promissory notes (the "Notes") in the aggregate principal amount of $5,800,000 pursuant to the terms of a certain Convertible Secured Subordinated Note Purchase Agreement dated as of November 14, 2007, as amended on August 12, 2008, November 21, 2008 and February __, 2009 (as amended or supplemented from time to time, the "Purchase Agreement");

         WHEREAS, in connection with the sale of the Notes, the Company entered into the Registration Rights Agreement dated as of November 14, 2007, as amended on August 12, 2008, November 21, 2008 and February __, 2009 with the Investors named therein (as amended or supplemented from time to time, the "Registration Rights Agreement") and a Security Agreement dated as of November 14, 2007 with Doron Roethler as collateral agent for the holders of the Notes (the "Security Agreement")

         WHEREAS, Section 1 of the Third Amendment to Convertible Secured Subordinated Note Purchase Agreement and Registration Rights Agreement and Amendment to Convertible Secured Subordinated Promissory Notes, dated as of February __, 2009 (the "Third Amendment") provides that the Company is entitled to include additional purchasers of its Notes as parties to the Purchase Agreement and the Registration Rights Agreement by amending Schedule 1 to the Purchase Agreement and Schedule A to the Registration Rights Agreement;

         WHEREAS, each of the Purchasers desires to join as a party to the Purchase Agreement and the Registration Rights Agreement in connection with its purchase of a Note in the principal amount set forth opposite the Purchaser's name on Schedule A hereto.

         NOW, THEREFORE, in consideration of the premises, the covenants of the parties set forth below and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. The Purchaser agrees to purchase and the Company agrees to issue and sell to the Purchaser a Note in substantially in the form attached to the Purchase Agreement in the principal amount set forth opposite such Purchaser's name on Schedule A hereto and with the maturity date set forth on Schedule A hereto (the "Additional Note"). In connection therewith, the Purchaser hereby joins as a party and agrees to be bound by the terms and conditions of the Purchase Agreement and the Registration Rights Agreement on the date hereof. The Purchaser hereby acknowledges that such Purchaser has received a copy of the Purchase Agreement, the Registration Rights Agreement and the Security Agreement and has had the opportunity to review the terms thereof.

         2. The Purchaser hereby confirms that each representation and warranty contained in Section 3 of the Purchase Agreement, is true in all respects on and as of the date of this Agreement as though such representations and warranties were made by the Purchaser on and as of the date hereof. The Purchaser further confirms that all agreements and conditions contained in the Purchase Agreement that are required to be performed or complied with by the Purchaser on or before the date hereof have been performed and complied with in all material respects as of the date hereof.

         3. The Purchaser hereby acknowledges and agrees that pursuant to the Purchase Agreement and the Security Agreement, Doron Roethler is appointed as the agent for the Investors, including the Purchaser, with respect to the matters set forth therein.

         4. The Company hereby consents to the Purchaser joining as a party to the Purchase Agreement and the Registration Rights Agreement and to the addition of the name of the Purchaser to Schedule I to the Purchase Agreement and to the addition of the name of the Purchaser to the Schedule A to the Registration Rights Agreement.

         5. The Purchaser and the Company agree that Purchaser shall be treated as an "Investor" under the Purchase Agreement and the Registration Rights Agreement and that the Additional Note shall be deemed to be a "Note" under each such agreement. The Purchaser and the Company further agree that no amendment to the Purchase Agreement or the Registration Rights Agreement need be executed by the parties thereto in order to effect such treatment.

         6. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.

         7. This Agreement may be executed in one or more counterparts.

         8. This Agreement shall become effective with respect to the Purchaser upon the receipt by the Company of the funds set forth on Schedule A.

         9. The Company agrees that upon its receipt of the funds set forth on Schedule A it shall issue to the Purchase a Note in substantially the form attached to the Purchase Agreement with the maturity date stated in Schedule A and that it shall amend Schedule I to the Purchase Agreement and Schedule A to the Registration Rights Agreement to reflect the purchase of the Additional Note by the Purchaser.


                           [Signature page to follow]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.



COMPANY:                            SMART ONLINE, INC.


                                    By:
                                             -----------------------------------
                                    Name:
                                             -----------------------------------
                                    Title:
                                             -----------------------------------



PURCHASER:                          [NAME OF PURCHASER]

                                    By:
                                             -----------------------------------
                                    Name:
                                             -----------------------------------
                                    Title:
                                             -----------------------------------










                [Signature page to Agreement to Join as a Party]

                   SCHEDULE A TO AGREEMENT TO JOIN AS A PARTY


------------------------------ --------------------- ---------------------------
Name and Address               Principal Amount of   Maturity Date of Additional
                               Additional Note       Note
------------------------------ --------------------- ---------------------------
[Name of Purchaser             $
[Address]
Attn:
Tel:
Fax:
Email:
------------------------------ --------------------- ---------------------------